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                        Goodsill Anderson Quinn & Stifel
                             Alii Place, Suite 1800
                               1099 Alakea Street
                             Honolulu, Hawaii 96813

                                  P.O. Box 3196
                             Honolulu, Hawaii 96801


                                  July 11, 1996


Hawaiian Airlines, Inc.
P.O. Box 30008
Honolulu, Hawaii 96820

           Re:  Registration Statement on Form S-2
                for 12,100,000 Shares of Common Stock
                of Hawaiian Airlines, Inc.
                -------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-2 filed by Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), with the Securities and Exchange Commission on May 30, 1996 (Registration No. 333-04817) and Amendment No. 1 thereto filed on July 11, 1996 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 12,100,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") to be sold in connection with the proposed Rights Offering and Investors Offering described in the Registration Statement. Our examination has been made in our limited capacity as special counsel solely for the purpose of rendering our opinion concerning the validity of the issuance of the Shares under the Company's charter documents and the Hawaii Business Corporation Act, as amended.

     As your special Hawaii counsel, we have examined the Company's articles of incorporation and bylaws, each as amended to date, and the records of corporate proceedings in connection with the authorization, issuance and sale of the Shares. Based upon the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with such authorization, and subject to satisfaction of the requirements of federal and state securities laws, satisfaction or waiver of all conditions set forth in Stock Purchase Agreements entered into in connection with the

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Hawaiian Airlines, Inc.
July 11, 1996
Page 2

Investor Offering, and receipt by the Company of the consideration for which the Shares are authorized to be issued, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                                       Very truly yours,

                                       /s/ Goodsill Anderson Quinn & Stifel